Exhibit 99.1
News Release

                                                        Contact:  Randolph Baker
                                                          Thompson Baker & Berry
                                                                    901-251-5166

For Immediate Release

SCB Merger Into CIBER, Inc. On Target
For Completion In First Quarter 2004

     MEMPHIS (January 20, 2004) - Shareholders of SCB Computer Technology, Inc., of Memphis (OTC BB: SCBI) soon will be receiving notice of a special shareholders' meeting to seek approval of the company's merger into CIBER, Inc. (NYSE: CBR) of Greenwood Village, Colorado.

          The notices are scheduled to be mailed late this week or early next week for the meeting to be held in Memphis the last week of February 2004. If approved by SCB's shareholders, closing of the merger is expected to take place immediately thereafter.

          The notice to shareholders of the special meeting will include information on all terms of the merger, including merger consideration of $2.13 per share, two cents per share lower than previously announced in order to cover costs primarily related to an issue that arose since the merger was announced. On January 20, 2004, SCB and CIBER signed an amendment to their merger agreement to reflect this change.

         SCB reached an agreement on January 16, 2004, to settle a purported class action lawsuit filed against it in the United States District Court for the Western District of Tennessee. The settlement, which must be approved by the court, is expected to result in the company recording a pretax charge of approximately $633,000, and approximately $383,000 after tax, in the third quarter 2004 earnings.

         "Our timetable all along has been to close in the first quarter of 2004, and we expect to do that," said T. Scott Cobb, president and CEO of SCB.

         SCB Computer Technology, Inc., is a leading provider of information technology consulting, outsourcing, and staffing services to agencies of federal and state and local governments, and commercial enterprises, including a number of Fortune 500 companies. CIBER, Inc., is a leading, full-service international system integration consultancy with offices in 10 countries, more than 6,000 employees, and annualized revenues in excess of $700 million. SCB has over 1,500 employees spread over almost 40 U.S. states and enjoys a revenue run rate in excess of approximately $135 million per year.

Not a Proxy Solicitation

     This communication is not a solicitation of a proxy from any security holder of SCB Computer Technology, Inc. On December 3, 2003, CIBER, Inc. filed with the Securities and Exchange Commission (SEC) a post-effective amendment to Form S-4 (Registration No. 333-102780) in connection with the proposed merger between CIBER, Inc. and SCB Computer Technology, Inc.. This document is not yet final. SCB Computer Technology, Inc. will mail a joint proxy statement/prospectus to its shareholders in connection with the transaction and the special meeting of its shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE VERSION OF THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES, THE TRANSACTION, THE PERSONS SOLICITING PROXIES RELATING TO THE TRANSACTION, THEIR INTERESTS IN THE TRANSACTION AND RELATED MATTERS. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, a free copy of the joint proxy statement/prospectus may be obtained from either of the companies.

         Certain statements in this document relate to future expectations and as such are forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements related to this transaction to be different from those expressed or implied in the forward-looking statements. All statements other than statements of historical fact made in this press release are forward-looking statements. Forward-looking statements reflect management's current assumptions, beliefs, and expectations and are subject to a number of risks and uncertainties, including those discussed below that could cause actual results to differ materially from historical or anticipated results.

         These factors include but are not limited to the renewal of federal and state contracts; the potential effects of competition; the ability to successfully integrate the businesses of Remtech Services, Inc. ("RSI") and National Systems & Research Co. ("NSR"), now divisions of SCB Federal Systems,; the Company's increased leveraged position as a result of the RSI and NSR acquisitions; interest cost on acquisition debt; the Company's ability to pursue business strategies; the Company's ability to attract and retain qualified professionals; the receipt of regulatory and shareholder approvals required for the proposed merger with CIBER, Inc., as well as the timing of the anticipated completion and possible conditions of the planned merger and their consequences; and other factors discussed in the Company's filings with the Securities and Exchange Commission (including the company's annual report on Form10-K for the fiscal year ended April 30, 2003), that could cause actual results to differ materially from historical or anticipated results. The company undertakes no obligation to update the forward-looking information except as required by law.